Exhibit 99.1

Camden National Corporation Announces 11.11% Increase in Year-to-Date Earnings Per Share

    CAMDEN, Maine--(BUSINESS WIRE)--Oct. 28, 2003--Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (the "Company") (AMEX: CAC), announced earnings of $1.70 per diluted share for the first nine months of 2003, compared to $1.53 reported for the first nine months of 2002, an increase of 11.11%. Net income was $13.6 million for the first nine months of 2003, compared to $12.4 million for the first nine months of 2002, an increase of 9.50%. Earnings per diluted share and net income for the first nine months of 2002, prior to the 2002 adjustment for the effect of the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" were $1.59 and $12.8 million, respectively.
    Earnings per diluted share were $0.60 for the third quarter of 2003, an increase of 5.26% over earnings reported for the third quarter of 2002, and 7.14% higher than earnings reported for the second quarter of 2003. Net income for the third quarter of 2003 was $4.8 million, compared to $4.6 million for the third quarter of 2002 and $4.5 million for the second quarter of 2003.
    The Company also reported total loans of $953.5 million on September 30, 2003, an increase of 26.00% over loan balances on September 30, 2002. Total deposits of $902.7 million on September 30, 2003 represented an increase of 5.14% over balances on September 30, 2002, and included a 12.33% growth in demand deposit balances.
    Asset quality also improved during the quarter, as evidenced by a 46.96% improvement in non-performing assets, which were $4.5 million on September 30, 2003 compared to $8.6 million on September 30, 2002. The Company also reported net recoveries of $189,400 during the third quarter of 2003. Noting that non-performing assets as a percentage of total loans improved to 0.48% on September 30, 2003 from 1.13% on September 30, 2002, Daigle said, "I'm pleased to acknowledge the superb efforts of the Corporate Risk Management Group and the senior management team at UnitedKingfield Bank in addressing asset quality issues in that franchise.
    "Earnings are strong and growing, but not at the expense of stretching our credit and pricing guidelines which is tempting when the net interest margin is being squeezed in this low interest rate environment," continued Daigle. "We will implement strategies that are focused on long-term, sustainable growth, which we believe will build a solid business foundation without taking undue risks with our shareholders' capital." Daigle cited the proactive management of asset quality, the sale of the Company's credit card portfolio, and the continued strong performance of the Company's southern Maine expansion as examples of Camden National's commitment to shareholder value.
    "Camden National Corporation and its subsidiaries are committed to delivering excellent shareholder value through superior customer service," concluded Daigle. "Over 80% of our employees have graduated from The Customer(R), an intensive, nationally recognized customer service development program, which reflects not only the Company's financial commitment to customer service, but also the personal commitment of each Camden National Corporation employee."
    The Company reported that it repurchased 181,600 shares of its common stock at an average cost of $28.78 per share during the quarter. The closing price of Camden National's stock was $29.51 on September 30, 2003, which represented an increase of 21.94% since the closing price on December 31, 2002.

    Camden National Corporation, headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of three financial services companies, including: Camden National Bank (CNB), a full-service community bank with 12 banking offices serving Mid- coast, Kennebunk and Portland, Maine, and online at www.camdennational.com, and recipient of the Governor's Award for Business Excellence in 2002; UnitedKingfield Bank
(UKB), a full-service community bank with 16 offices serving Central, Eastern and Western Maine and online at www.unitedkingfield.com; and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor, Maine and online at www.acadiatrust.com. In addition, Acadia Financial Consultants operates as a division of CNB and UKB, to offer full-service brokerage services.

    This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe", "expect", "anticipate", "intend", "estimate", "assume", "will", "should", and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.
    Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.
    These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.


                      Camden National Corporation
                 (In thousands, except per share data)

                              September 30, September 30, December 31,
                                   2003          2002         2002

Balance Sheet Data
Assets                         $1,285,474    $1,208,652   $1,218,419
Loans                             953,492       756,711      808,882
Allowance for Loan Losses          14,491        14,771       15,242
Investments                       233,051       325,396      314,775
Deposits                          902,692       858,579      850,134
Borrowings                        254,057       224,560      238,861
Shareholders' Equity              116,815       114,817      118,828

Tier 1 Leverage Capital Ratio        8.03%         8.53%        8.73%
Tier 1 Risk-Based Capital Ratio     11.43%        12.28%       12.60%
Total Risk-Based Capital Ratio      12.69%        13.54%       13.81%

Allowance for Loan Losses to
 Total Loans                         1.52%         1.95%        1.88%
Non-performing Assets to
 Total Loans                         0.48%         1.13%        1.09%
Return on Average Equity            15.11%        15.18%       15.38%


                              Three Months Ended       Year To Date
                             9/30/2003  9/30/2002  9/30/2003 9/30/2002

Income Statement Data
Interest Income               $17,447    $18,382    $53,540   $55,032
Interest Expense                5,757      6,772     17,846    19,985
Net Interest Income            11,690     11,610     35,694    35,047
Provision for Loan Losses         185        570      1,050     2,520
Net Interest Income after
 Provision for Loan Losses     11,505     11,040     34,644    32,527
Non-interest Income             2,531      3,783      7,549    10,454
Non-interest Expense            6,938      8,016     22,038    23,899
Income before Income Taxes
 and Cumulative Effect of
 Accounting Change              7,098      6,807     20,155    19,082
Income Taxes                    2,350      2,235      6,587     6,242
Income before Cumulative
 Effect of Accounting Change    4,748      4,572     13,568    12,840
Cumulative Effect of Change
 in Accounting for
 Goodwill, net of Tax
 Benefit of $241                    -          -          -      (449)
Net Income                     $4,748     $4,572    $13,568   $12,391

Efficiency ratio                48.79%     52.08%     50.96%    52.52%

Net income per share before
 Cumulative Effect of
 Accounting Change              $0.60      $0.57      $1.70     $1.60
Cumulative Effect of Change
 in Accounting for
 Goodwill, net                      -          -          -     (0.06)
Net income per share            $0.60      $0.57      $1.70     $1.54

Net income per diluted
 share before Cumulative
 Effect of Accounting Change    $0.60      $0.57      $1.70     $1.59
Cumulative Effect of Change
 in Accounting for
 Goodwill, net                      -          -          -     (0.06)
Net income per diluted
 share                          $0.60      $0.57      $1.70     $1.53

Weighted average shares
 outstanding                7,894,807  8,054,363  7,966,384 8,056,978

    CONTACT: Camden National Corporation
             Investor Relations:
             Gregory A. Dufour, 207-230-2106
             Senior Vice President, Finance, Operations and Technology or
             Public Relations:
             Suzanne M. Brightbill, 207-230-2120
             Public Relations Officer